UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 575-3637

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Resignation of George P. Bevan as a Member of the Board

On March 25, 2020, George P. Bevan submitted his resignation from the board of directors (the “Board”), and all committees thereof, of Atlas Technical Consultants, Inc. (the “Company”), effective March 25, 2020. Mr. Bevans’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Thomas Henley as a Member of the Board

On March 25, 2020, the Board appointed Thomas Henley to the Board, effective as of March 25, 2020, to fill the vacancy created by the resignation of Mr. Bevan. The Board appointed Mr. Henley to serve as a Class III director. Mr. Henley was determined by the Board to be “independent” in accordance with published listing requirements of the Nasdaq Stock Market LLC and the applicable rules of the Securities and Exchange Commission. Additionally, the Board appointed Mr. Henley to serve on the Nominating and Corporate Governance Committee of the Board. Mr. Henley is an employee of Bernhard Capital Partners and will not receive any compensation for his service on the Board.

In connection with Mr. Henley’s appointment, it is anticipated that Mr. Henley will enter into the standard form of indemnification agreement with the Company in substantiality the form previously approved by the Board, a copy of which was previously filed on March 9, 2020 as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38745) and is incorporated by reference herein.

The Company has not entered into any other material contracts, plans or arrangements with Mr. Henley. There are no material arrangements or understandings between Mr. Henley and any other person pursuant to which Mr. Henley was appointed to serve as a director that are not described above. Additionally, Mr. Henley does not have any interests requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Daniel Weiss to the Audit Committee of the Board

On March 25, 2020, the Board appointed existing director Daniel Weiss to the Audit Committee of the Board (the “Audit Committee”), to fill the vacancy created by the resignation of Mr. Bevan. In connection with the appointment of Mr. Weiss to the Audit Committee, the Board determined that Mr. Weiss meets the criteria for independence as set forth in Rule 10A-3(b) under the Securities Act of 1934, as amended, for service on the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

	By:	/s/ L. Joe Boyer
Dated: March 27, 2020		Name:	L. Joe Boyer
		Title:	Chief Executive Officer